Exhibit 99.1

Outset Medical Announces Pricing of Primary and Upsized Secondary Public Offering

April 9, 2021

SAN JOSE, Calif.—(BUSINESS WIRE)—Apr. 9, 2021—Outset Medical, Inc. (Nasdaq: OM) (“Outset”), a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis, announced today the pricing of an underwritten public offering of 2,500,000 shares of its common stock sold by Outset and 3,444,859 shares of its common stock by certain of its stockholders at a public offering price of $53.50 per share. In addition, Outset and such selling stockholders granted the underwriters a 30-day option to purchase up to an additional 891,728 shares of its common stock at the public offering price, less the underwriting discounts and commissions. The underwriting discounts and commissions will be borne by Outset with respect to the shares it sells in the offering and by the selling stockholders with respect to the shares they sell in the offering. The offering is expected to close on April 13, 2021, subject to the satisfaction of customary closing conditions.

Morgan Stanley, BofA Securities and Goldman Sachs & Co. LLC are acting as joint lead book-running managers for the offering. Stifel and Cowen are acting as co-managers for the offering.

A registration statement on Form S-1 relating to the shares being sold in this offering was filed with and declared effective by the U.S. Securities and Exchange Commission.

The offering is being made only by means of a prospectus. When available, a copy of the prospectus may be obtained from Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department, or by email at prospectus@morganstanley.com; BofA Securities, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by email at dg.prospectus_requests@bofa.com; and Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, via telephone: 1-866-471-2526, or via email: prospectus-ny@ny.email.gs.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of these securities under the securities laws of any such state or jurisdiction.

About Outset Medical, Inc.

Outset is a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis. The Tablo Hemodialysis System, FDA cleared for use from the hospital to the home, represents a significant technological advancement that transforms the dialysis experience for patients and operationally simplifies it for providers. Tablo serves as a single enterprise solution that can be utilized across the continuum of care, allowing dialysis to be delivered anytime, anywhere and by anyone. The integration of water purification and on-demand dialysate production enables Tablo to serve as a dialysis clinic on wheels, with 2-way wireless data transmission and a proprietary data analytics platform powering a new holistic approach to dialysis care. Tablo is a registered trademark of Outset Medical, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding an offering of Outset’s common stock. Forward- looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These risks and uncertainties, many of which are beyond Outset’s control, include, without limitation, risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the offering, and other risks described in the section entitled “Risk Factors” in the preliminary prospectus related to this offering filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Outset disclaims any obligation to update these forward-looking statements.

View source version on businesswire.com: https://www.businesswire.com/news/home/20210409005225/en/

Investor Contact

Lynn Lewis or Brian Johnston

Gilmartin Group

investors@outsetmedical.com

Source: Outset Medical, Inc.